UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2006
Cardinal Health, Inc.
(Exact Name of Registrant as Specified in its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

1-11373 (Commission File Number)	31-0958666 (IRS Employer Identification Number)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)
(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Agreement Regarding Termination of Employment between the Company and Ronald Labrum
     On May 29, 2006, the Company and Ronald Labrum entered into a letter agreement (the “Letter Agreement”), a copy of which is filed with this Report as Exhibit 10.01. The Letter Agreement provides, among other matters, that Mr. Labrum will cease to be Chairman and Chief Executive Officer of Healthcare Supply Chain Services on July 31, 2006 and will cease to be an employee of the Company on September 22, 2006 (or at his election, another date between July 31, 2006 and September 22, 2006). Mr. Labrum’s termination of employment will be treated as “without cause” under Mr. Labrum’s Employment Agreement, dated November 5, 2003, as amended (the “Employment Agreement”); therefore, he will be entitled to receive (a) two times the sum of his annual base salary (currently $650,000 per year) plus his annual target bonus (currently 115% of his annual base salary) to be paid over 24 months after his termination, and (b) other benefits available to employees, including equity compensation awards, that have vested as of the date his employment with the Company terminates.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
10.01	Letter Agreement, dated May 29, 2006, between Cardinal Health, Inc. and Ronald Labrum.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)
Date: May 30, 2006	By:	/s/ Jeffrey W. Henderson
		Name:	Jeffrey W. Henderson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
10.01	Letter Agreement, dated May 29, 2006, between Cardinal Health, Inc. and Ronald Labrum.